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                                                                  Rule 424(b)(3)
                                                     Registration No. 333-103994

              ADDENDUM TO PROSPECTUS SUPPLEMENT DATED JULY 23, 2003

                             Dated: December 1, 2003

                                 STATE OF ISRAEL
                        FOURTH VARIABLE RATE LIBOR NOTES
                        --------------------------------

Initial Interest Rate for Notes purchased during December 2003 is 1.85%. This interest rate was calculated as follows:

Applicable LIBOR  +        Number of basis points             =    Initial Rate
for December 2003          set by State of Israel
                           at beginning of monthly
                           sales period

1.25%             +        60 BASIS POINTS                    =    1.85%

Applicable LIBOR is then adjusted January 1 and July 1.

Notes purchased in January 2004 will receive the rate and spread in effect for that sales period.